SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                  March 3, 2004

                               eMagin Corporation
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             (Exact name of registrant as specified in its charter)



    Delaware                        000-24757               56-1764501
----------------------------   ---------------------    ------------------------
(State or Other Jurisdiction   (Commission File Number)   (I.R.S. Employer
  of Incorporation)                                       Identification Number)

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                2070 Route 52, Hopewell Junction, New York 12533
               (Address of principal executive offices) (zip code)

                                 (845) 892-1900
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              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.

eMagin Corporation ("eMagin" or the "Company") and the holders of its Secured Convertible Notes (the "Notes"), which are due in November 2005, entered into an agreement whereby the holders agreed to an early conversion of 100% of the principal amount of the Notes, together with all of the accrued interest on the Notes, into 11,394,621 shares of common stock of eMagin. The listing of the shares issuable pursuant to such agreement was approved by the American Stock Exchange on March 3, 2004.

The principal amount of the Notes, which were all issued pursuant to the Global Restructuring and Secured Note Purchase Agreement dated as of April 25, 2003, was $7.825 Million. This amount included $6.0 Million of new notes issued in April 2003 and $1.825 million of amended and restated notes that were originally between November 2001 and June 2002. In addition, the accrued interest on the Notes totaled $742,424. The conversion prices for the Notes were set at the time of their initial issuance.

In consideration of the Noteholders agreeing to the early conversion of the Notes, eMagin has agreed to issue the Noteholders warrants to purchase an aggregate of 2.5 million shares of common stock (the "Warrants"), which Warrants are exercisable at a price of $2.76 per share. 1.5 million of the Warrants are exercisable until the later of (i) twelve (12) months from the date upon which a registration statement covering the shares issuable upon exercise of the Warrants is declared effective by the Securities and Exchange Commission, or
(ii) December 31, 2005. The remaining 1.0 million of the Warrants are exercisable until four (4) years from the date upon which the registration statement covering such shares is declared effective by the Securities and Exchange Commission.

In connection with the conversion, eMagin also entered into a Registration Rights Agreement with the holders of the Notes providing the holders with certain registration rights under the Securities Act of 1933, as amended, with respect to the common stock issuable upon exercise of the Warrants.

The issuance of the shares and the warrants was exempt from registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of such Securities Act and Regulation D promulgated thereunder based upon the representations of each of the Investors that it was an "accredited investor" (as defined under Rule 501 of Regulation D) and that it was purchasing such securities without a present view toward a distribution of the securities. In addition, there was no general advertisement conducted in connection with the sale of the securities.

The foregoing is not intended to be a full and complete description of the transaction. Terms of the transaction are more fully described in the copies of the Master Amendment Agreement, the forms of Stock Purchase Warrants, the Registration Rights Agreement, and the Letter Agreement amending the Master Amendment Agreement attached as exhibits to this Form 8-K.

The Company issued a press release on March 4, 2004 announcing the transactions described above which is also attached hereto as Exhibit 99.1.


ITEM 7. EXHIBITS.

Exhibit
Number        Description

10.1 Master Amendment Agreement dated as of February 17, 2004 by and among eMagin and the investors identified on the signature pages thereto.

10.2 Registration Rights Agreement dated as of February 17, 2004 by and among eMagin and certain initial investors identified on the signature pages thereto.

10.3 Letter Agreement amending the Master Amendment Agreement dated as of March 1, 2004 by and among eMagin and the parties to the Master Amendment Agreement.

4.1           Form of Class D Warrant

4.2           Form of Class E Warrant

99.1 Press Release of the Company dated March 4, 2004, announcing the conversion of debt held by Secured Noteholders.


                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    EMAGIN CORPORATION



Dated: March 4, 2004                By:  /s/ Gary W. Jones
                                    ------------------------------
                                    Name: Gary W. Jones
                                    Title: President and Chief Executive Officer

EXHIBIT 10.1

MASTER AMENDMENT AGREEMENT DATED AS OF FEBRUARY 17, 2004 BY AND AMONG EMAGIN AND THE INVESTORS IDENTIFIED ON THE SIGNATURE PAGES THERETO.

EXHIBIT 10.2

REGISTRATION RIGHTS AGREEMENT DATED AS OF FEBRUARY 17, 2004 BY AND AMONG EMAGIN AND CERTAIN INITIAL INVESTORS IDENTIFIED ON THE SIGNATURE PAGES THERETO.

EXHIBIT 10.3

LETTER AGREEMENT AMENDING THE MASTER AMENDMENT AGREEMENT DATED AS OF MARCH 1, 2004 BY AND AMONG EMAGIN AND THE PARTIES TO THE MASTER AMENDMENT AGREEMENT.

EXHIBIT 4.1

FORM OF CLASS D WARRANT

EXHIBIT 4.1

FORM OF CLASS E WARRANT

EXHIBIT 99.1

PRESS RELEASE OF THE COMPANY DATED MARCH 4, 2004, ANNOUNCING THE CONVESRION OF DEBT BY THE SECURED NOTEHOLDERS

eMagin's Secured Note Holders Convert Debt to Common Stock

Elimination of Debt Strengthens Balance Sheet and Improves Income Statement.



HOPEWELL JUNCTION, N.Y.March 4, 2004--eMagin Corporation (AMEX: EMA - News), the leading manufacturer of active matrix OLED microdisplays and virtual imaging systems, has moved to eliminate debt and lay the groundwork for growth. Holders of the company's Secured Convertible Notes due November 2005 have agreed to an early conversion of 100% of their outstanding notes and accrued interest to common stock.

The total amount of the Notes plus accrued interest amounted to $8,567,424, and will be convertible into approximately 11,394,621 shares. Net of effects from expensing unamortized amounts remaining for original issue discounts and beneficial conversion, the conversion is expected to add approximately $6.95 million to Shareholders' Equity.


According to Gary Jones, eMagin's chief executive officer and president, "Achieving this remarkable transformation in our overall financial position is the product of the dedication and confidence of our investors, employees, Board, suppliers, and customers. We are grateful to them all. The resulting increase in shareholders' equity, the reduction of fixed charges, and the reduction of almost all interest expense will be important factors as we approach new investors, customers, and potential strategic partners. In addition, issuing these warrants at over current market price represents the potential for an additional source of equity capital to help fuel our growth."


Mr. Jones also noted that the action completes financial restructuring transactions initiated early last year.


The Noteholders agreed to the early conversion in exchange for the issuance of
2.5 million warrants with a strike price of $2.76 per share. Sixty percent, or
1.5 million, of the warrants have a term of 12 months from date upon which the registration of the underlying shares is declared effective or December 31, 2005, whichever is later. The remaining warrants have a term of 48 months from date upon which the registration of the underlying shares is declared effective.


The Notes themselves had a face value of $7,825,000 and were issued or amended as part of an April 2003 financing. The Conversion prices for the Notes were set at the time of their initial issuance and will result in the issuance of 11,095,257 shares. The interest accrued on the Notes amounted to approximately $742,424 and is planned to be paid through the issuance of approximately 299,364 shares of the Company's common stock based upon the closing price at the time of the Agreement.


About eMagin Corporation:


eMagin is a leader and innovator in near-to-the-eye virtual imaging technologies and products, integrating high resolution OLED displays (smaller than one-inch), magnifying optics, and systems technologies to create a virtual image that appears comparable to that of a computer monitor, a large-screen television, or even a theater-like experience eMagin's microdisplay systems are expected to enable new mass markets for wearable personal computers, wireless Internet appliances, portable DVD-viewers, digital cameras, and other emerging applications for consumer, industrial, and military applications. The company has developed unique technology for producing high performance OLED-on-silicon microdisplays and related optical systems. eMagin is the only company to announce, publicly show and sell full-color active matrix OLED-on-silicon microdisplays. eMagin also licenses OLED technology from Eastman Kodak Company. The company supplies these displays in commercial quantity to OEMs. In addition, the company sells integrated modules to military, industrial and medical customers. eMagin's corporate headquarters and microdisplay operations are co-located with IBM on its campus in East Fishkill, N.Y. Optics and system design facilities are located at its wholly owned subsidiary, Virtual Vision, Inc., in Redmond, WA. Website: http://www.emagin.com.


Forward Looking Statements:


Statements in this press release which are not historical data are forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the company's control, which may cause actual results, performance or achievements of the company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those detailed in the company's periodic filings with the Securities and Exchange Commission.



Contact:
eMagin Corporation
Joseph Runde, 845-892-1900
jrunde@emagin.com


Source: eMagin Corporation